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                                                                     EXHIBIT 4.2

                                BI INCORPORATED
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                       1991 EMPLOYEE STOCK PURCHASE PLAN
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1.   Purpose.
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          This Employee Qualified Stock Purchase Plan (the "Plan") is intended to serve as an incentive and to encourage stock ownership by all eligible employees of BI INCORPORATED (the "Company") and participating subsidiaries (as defined in Section 17 hereof) so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Eligible Employees.
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          All employees of the Company or any of its participating subsidiaries who have completed six (6) months of employment prior to the beginning of any Payment Period (as hereinafter defined) with the Company or any of its participating subsidiaries ("Eligible Employees") shall be eligible to receive options under the Plan to Purchase the Company's Common Stock, no par value per share (the "Stock.") In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as terms "parent corporation" and "subsidiary corporation" are defined in
Section 425 (e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules contained in Section 425 (d) of the Code shall apply and all stock which the employee may purchase under outstanding options (notwithstanding that such options may not be presently exercisable) shall be treated as stock owned by the employee.

          For purposes of this Article 2, the term "employee" shall not include an employee whose customary employment by the Company or participating subsidiary is twenty (20) hours or less per week or is for not more than five
(5) months in any calendar year.

3.   Stock Subject to Plan.
     ---------------------

          The stock subject to the options issued under the Plan shall be shares of the Company's authorized but unissued shares of Stock or shares of Stock reacquired by the Company. The aggregate number of shares which may be issued pursuant to the Plan is 200,000 subject to increase or decrease as provided herein by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. The maximum number of shares available during each semi-annual Payment Period shall not exceed 50,000 shares.

4.   Payment Periods and Stock Options.
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          The semi-annual six-month periods, July 1 to December 31 and January 1 to June 30 are payment periods during which payroll deductions will be accumulated under the Plan ("Payment Periods"). The Plan will be implemented in six (6) semi-annual Payment Periods, beginning January 1, 1991. Not withstanding anything in this Plan to the contrary, the last business day of the Payment Period beginning July 1, 2000 shall be August 11, 2000, and the Plan shall terminate immediately thereafter. Each Payment Period includes only regular pay days falling within it.

          Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible Employee who has elected to participate in the Plan (a "Participant") an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided, such number of full shares of the Stock reserved for the purpose of the Plan as his accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, provided that such employee remains eligible to participate in the Plan throughout such Payment Period. If the Payment Period terminates on a Saturday, Sunday or legal holiday, then the last day of the Payment Period shall be the last business day prior to June 30 or December 31. The Option Price for each Payment Period shall be the lesser of (i) 85% of the fair market value (as hereinafter defined) of the Stock on the first business day of the Payment Period; or (ii) 85% of the fair market value of the Stock on the last day of the Payment Period, in either case rounded up to the nearest whole cent. In the event of an increase or decrease in the number of outstanding shares of Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and proportionate increase in the Option Price per share, as may be required to enable an Eligible Employee who is then a Participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price. The determination of what constitutes an "appropriate adjustment" shall be made by the Board of Directors, whose determination thereof shall be final.

          For purposes of this Plan the term "fair market value" means, if the Stock is listed on a national securities exchange, the average of the high and low prices of the Stock on such exchange or if the Stock is traded in the over-the-counter securities market, the mean between the closing bid and asked prices of the Stock.

          No employee shall be granted an option which permits his rights to purchase Stock under the Plan and any other employee stock purchase plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. A right to purchase Stock under the Plan "accrues" on the last day of the Payment Period. The purpose of the limitation in the preceding sentence is to comply with Section 423 (b) (8) of the Code.
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5.   Exercise of Option.
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          Unless a Participant provides written notice to the Controller within ten days after the Company gives notice of the termination of the Plan that he wishes a refund of the entire balance of his deductions not theretofore used to purchase Stock under the Plan, each Participant who fails to withdraw from participation in the Plan on or prior to the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a Participant is not an employee on the last day of a Payment Period, he shall not be entitled to exercise his option.

6.   Unused Payroll Deductions.
     -------------------------

          Only full shares of Stock may be purchased. Any balance remaining in a Participant's account after a purchase will be reported to the employee and will be carried forward to the next Payment Period.

7.   Authorization for Entering Plan.
     -------------------------------

          An Eligible Employee may elect to participate in the Plan by completing, signing and delivering to the Company's Controller an authorization:

          (a) stating the amount to be deducted regularly from his pay;

          (b) authorizing the purchase of Stock for him in each Payment Period in accordance with the terms of the Plan; and

          (c) specifying the exact name in which stock purchased for him is to be issued as provided under Article 11 hereof.

          Such Authorization must be received by the Controller at least ten
(10) days before the beginning date of a Payment Period to be effective for that Payment Period.

          Unless a Participant files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect.

          The Company will accumulate and hold for the Participant's account the amounts deducted from his pay. No interest will be paid on it.

8.   Maximum Amount of Payroll Deductions.
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          An employee may authorize payroll deductions or make lump sum contributions in any even dollar amount up to, but not more than ten percent (10%) of his regular base pay plus bonuses, commissions and overtime; provided, however, that the minimum deduction in respect
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of any payroll period shall be Five Dollars ($5.00) (or such lesser amount as the Board shall establish).

9.   Change in Payroll Deductions; Lump Sum Contribution.
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          Deductions may be increased or decreased only once in a Payment
Period. In addition, an employee may make one lump sum contribution to the Plan at any time in each Payment Period, which contribution shall be treated as, and deemed to be, solely for purposes of the Plan, a payroll deduction. A new Authorization will be required and must be received by the Controller at least fifteen (15) days before the end of the Payment Period for which it is to become effective.

10.  Withdrawal from the Plan.
     ------------------------

          A Participant may withdraw from the Plan in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Controller, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase Stock under the Plan.

          A Participant who has withdrawn from the Plan shall be treated as an employee who has never elected to participate in the Plan. To re-enter the Plan a new Authorization must be filed at least ten (10) days before the beginning date of a Payment Period, which Authorization will not become effective before the beginning of the next Payment Period.

11.  Issuance of Stock.
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          Certificate for Stock issued to Participants will be delivered as soon as practicable after each Payment Period.

          Stock purchased under the Plan will be issued only in the name of the Participant, or if his Authorization so specifies, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship.

12.  No Transfer or Assignment of Employee's Rights.
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          An employee's rights under the Plan may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee under this Plan may be exercised only by him during his lifetime.
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13.  Termination of Employee's Rights.
     --------------------------------

          An employee's rights to participate in, and a Participant's rights under, the Plan will terminate when he ceases to be an employee because of retirement, resignation, layoff, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from a Participant on the day his employment ceases, and all payroll deductions not used to purchase Stock will be refunded to him.

          If a Participant's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

14.  Termination and Amendments to Plan.
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          The Plan may be terminated at any time by the Company's Board of
Directors. It will terminate in any case when all or substantially all of the unissued shares of Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Stock will be refunded.

          The Board of Directors also reserves the right to amend the Plan from time to time, in any respect; provided, however, that the shareholders of the Company shall be entitled to approve, in accordance with Section 423 of the Code, any increase in the number of shares of Stock to be offered under the Plan within 12 months after the Board of Directors has approved such increase.
Shares of Stock may be purchased under the Plan subject to such approval.

15.  Limitations on Sale of Stock Purchased Under the Plan.
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          Each Participant shall agree, in consideration of the granting of an option to him under the Plan, that in the event of the exercise of such option as herein provided, he will purchase the Stock subject to such option for investment and not with a view toward distribution or resale. Each Participant shall agree to deliver such documentation as the Company may request in connection therewith at the time of exercise; provided, however, that the foregoing shall not be operative as to Stock which is registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Because of certain federal tax law requirements, each Participant will agree upon entering the Plan, promptly to give the Company notice of any Stock disposed of within two (2) years after the date of the first day of the Payment Period during which the Stock was purchased under the Plan showing the number of such shares disposed of. The employee assumes the risk of any fluctuations in the price of such Stock.

16.  Company's Payment of Expenses Related to Plan.
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          The Company will bear all costs of administering and carrying out the
Plan.
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17.  Participating Subsidiaries.
     --------------------------

          The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

18.  Administration of the Plan.
     --------------------------

          The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors, which members shall be "disinterested persons," as that term is defined in subparagraph (d)
(3) of Rule 16-b3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended. The Board of Directors may from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan will be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan will be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

19.  Optionees Not Stockholders.
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          Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and a certificate representing such shares has been issued to him.

20.  Governmental Regulation.
     -----------------------

          The Company's obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

21.  Withholding of Additional Federal Income Tax.
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          The Company, in accordance with Section 3402 (a) of the Code and the
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Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee's gross income.

22.  Effectiveness of the Plan.
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          The Plan shall become effective on the date of its adoption by the
Board of Directors, subject to the approval of the holders of a majority of the securities of the Company entitled to vote, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors. Anything to the contrary notwithstanding, no Stock may be issued under the Plan until such shareholder approval is obtained.


          Dated:  July 25, 1990.
          Amended: November 4, 1993.
          Amended: July 29, 1997 (effective January 1, 1998).
          Amended August 4, 1999 (effective January 1, 1995).
          Amended: August 10, 2000.